Michael F. Albanese, CPA

18 Lisa Court

Parsippany, NJ  07054

Phone (973) 887-8124; Fax 9103

Cell (201) 406-5733 E-mail: Mike@costreductionsolutions.com

_______________________________________________________________________________________________________

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I hereby consent to the incorporation by reference in Registration Statement No. 333-167549 on Form S-8 of Dionics, Inc., of my report dated March 28, 2012 with respect to the audited financial statements of Dionics, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Michael F. Albanese, CPA

Michael F. Albanese, CPA

Parsippany, New Jersey

March 28, 2012